SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                  July 16, 2002





                               AMEREN CORPORATION
             (Exact name of registrant as specified in its charter)




       Missouri                        1-14756                  43-1723446
(State or other jurisdiction         (Commission             (I.R.S. Employer
    of incorporation)                File Number)            Identification No.)




                 1901 Chouteau Avenue, St. Louis, Missouri 63103
              (Address of principal executive offices and Zip Code)






       Registrant's telephone number, including area code: (314) 621-3222

ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

          On July 16, 2002, the Registrant issued a press release outlining the details of a settlement that has been reached in the earnings complaint case filed by the Missouri Public Service Commission staff against Union Electric Company d/b/a AmerenUE, the Registrant's subsidiary, in July 2001. The settlement is subject to the approval of the Missouri Public Service Commission. The press release is attached as Exhibit 99 and is incorporated herein by reference.


ITEM 7.   EXHIBITS

          (c) Exhibits.

              99   Press release, dated July 16, 2002, issued by the Registrant.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         AMEREN CORPORATION
                                          (Registrant)


                                         By   /s/ Martin J. Lyons
                                            --------------------------------
                                         Name:    Martin J. Lyons
                                         Title:   Controller
                                                 (Principal Accounting Officer)


Date:  July 16, 2002

                                  Exhibit Index
                                  -------------

Exhibit No.                       Description
----------                        -----------

     99      - Press release dated July 16, 2002, issued by Ameren Corporation.

                                                                    EXHIBIT 99

[GRAPHIC OMITTED][GRAPHIC OMITTED]
One Ameren Plaza
1901 Chouteau Avenue
St. Louis, MO 63103

Contact:
Analysts:                         Media:                    Investors:
Bruce Steinke                     Susan Gallagher           Investor Services
(314) 554-2574                    (314) 554-2175            Invest@ameren.com

FOR IMMEDIATE RELEASE
---------------------

               SETTLEMENT REACHED IN AMERENUE ELECTRIC RATE CASE;
                  NEW ALTERNATIVE RATE REGULATION PLAN PROPOSED

St. Louis, MO, July 16, 2002---AmerenUE, a utility subsidiary of Ameren Corporation (NYSE: AEE), and all other parties participating in its electric rate case, have submitted a joint settlement ("joint settlement") of its electric rate case to the Missouri Public Service Commission (MoPSC). The joint settlement includes a new alternative rate regulation plan incorporating a rate moratorium through June 30, 2006, the phase-in of $110 million in electric rate reductions, over $2 billion in critical energy infrastructure commitments from the company, and over $25 million in funding during the term of the plan for several important programs that will benefit low-income consumers, enhance energy conservation and support the state's economic development efforts.

     In addition, under the joint settlement, AmerenUE's Missouri retail electric customers will receive $40 million in credits on electric bills as early as August 2002. The $40 million in credits result from the final settlement  of earnings  sharing  benefits  under the  experimental  alternative regulation plan (EARP), which expired June 30, 2001. Under that plan, stockholders and customers shared earnings between certain regulatory return-on-equity thresholds.

     The specific terms of the joint settlement are as follows:

     o An alternative rate regulation plan that includes a rate moratorium through June 30, 2006.

     o The phase-in of $110 million of electric rate reductions over the term of the plan. An annualized $50 million rate reduction will be retroactive to April 1, 2002. An additional $30 million annual rate reduction will take effect on April 1, 2003, and another annual electric rate reduction of $30 million will take effect on April 1, 2004.

     o As early as August 2002, a payment will be made to Missouri electric customers of $40 million in sharing credits under the EARP, which expired on June 30, 2001.

     o As early as Sept. 1, 2002, the company will also make up-front contributions to the following programs, with additional payments made annually on June 30, 2003 through June 30, 2006:

          > $5 million in funding for low-income customer energy assistance, with an additional $1 million paid in each of the following four years, bringing the total commitment to low-income energy assistance to $9 million under the plan.

          > $2 million in funding for a low-income customer weatherization program to make homes more energy-efficient, and an additional $500,000 to that fund in each of the following four years. Under the plan, total payments to this program will be $4 million.

          > $2 million in funding to a program that will help residential and commercial customers improve the energy efficiency of their homes and business locations. The company will pay an additional $500,000 to that fund in each of the following four years. The total commitment to this program is $4 million under the plan.

          > $5 million in funding for an economic development program. This program is designed to address critical economic development initiatives in the state of Missouri. The company will fund an additional $1 million in each of the following four years of the plan, bringing total commitments to $9 million.

     o The company commits to making $2.25 billion to $2.75 billion in critical energy infrastructure investments through June 30, 2006 to ensure that the state of Missouri's energy needs will be met. These investments include the addition of more than 700 megawatts of new generation capacity and the replacement of steam turbine generators at AmerenUE's nuclear power plant. These investments also include, among other things, improvements to the company's transmission system to enhance the company's ability to import power during periods of high customer demand.

     o Pilot programs that will offer energy management and cost saving alternatives for AmerenUE customers.

     o An overall reduction in the company's depreciation expense by $20 million per year.

     "The good faith effort by all the parties participating in this case has resulted in a win-win approach that will provide significant benefits to our customers, shareholders and employees, and to the state of Missouri," said Charles W. Mueller, chairman and chief executive officer, Ameren Corporation. "This plan will provide meaningfully lower rates to our customers, as well as programs that will significantly benefit the needs of consumers and our state. Further, this plan ensures that Missouri's future energy needs will be met through our commitment to make significant energy infrastructure investments, while at the same time, providing the company with the financial flexibility to make these infrastructure investments on a timely basis, as well as bringing solid returns to our investors."

     "Simply put, this forward-thinking plan successfully addresses the energy and regulatory policy issues raised in this case," added Gary L. Rainwater, president and chief operating officer, Ameren Corporation. "In the end, the plan provides for low, stable rates, continued high levels of energy reliability, solid investor returns and incentives for the company to continue to improve its operations and customer satisfaction."

     The joint settlement came in response to an excess earnings complaint case filed against AmerenUE in July 2001. In this case, the Missouri Public Service Commission staff recommended a reduction in the company's annual electric revenues by $246 million to $285 million. Other parties to the case recommended additional electric revenue reductions. The joint settlement proposal is subject to the review and approval by the MoPSC. Hearings on the joint settlement proposal are likely to be scheduled within the next few weeks. Copies of the joint agreement can be obtained from the MoPSC website at http://www.psc.state.mo.us.

     If approved, the impact of the joint settlement proposal on Ameren's 2002 earnings per share is expected to be a reduction of approximately 22 cents. This is consistent with management's expectations of the range of possible outcomes in this case, already incorporated in Ameren's 2002 earnings guidance.

     AmerenUE is a subsidiary of St. Louis-based Ameren Corporation. Ameren companies serve 1.5 million electric customers and 300,000 natural gas customers in a 44,500-square-mile area of Missouri and Illinois.

 Safe Harbor Statement
 --------------------
     Statements made in this release, which are not based on historical facts, are "forward-looking" and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such "forward-looking" statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995, the company is providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed elsewhere in this release and in past and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such "forward-looking" statements:

o the effects of the pending AmerenUE excess earnings complaint case and other regulatory actions, including changes in regulatory policy;
o    changes in laws and other governmental actions;
o the impact on the company of current regulations related to the phasing-in of the opportunity for some customers to choose alternative energy suppliers in Illinois;
o the effects of increased competition in the future, due to, among other things, deregulation of certain aspects of the company's business at both the state and federal levels;
o the effects of participation in a Federal Energy Regulatory Commission-approved Regional Transmission Organization (RTO), including activities associated with the Midwest Independent System Operator and the Alliance RTO;
o future market prices for fuel and purchased power, electricity, and natural gas, including the use of financial and derivative instruments and volatility of changes in market prices;
o    average rates for electricity in the Midwest;
o    business and economic conditions;
o    the impact of the adoption of new accounting standards;
o    interest rates and the availability of capital;
o    actions of ratings agencies and the effects of such actions;
o    weather conditions;
o    fuel prices and availability;
o    generation plant construction, installation and performance;
o    the  effects  of  strategic   initiatives,   including   acquisitions   and
     divestitures;
o the impact of current environmental regulations on utilities and generating companies and the expectation that more stringent requirements will be introduced over time, which could potentially have a negative financial effect;
o    monetary and fiscal policies;
o    future wages and employee benefits costs;
o competition from other generating facilities including new facilities that may be developed in the future;
o cost and availability of transmission capacity for the energy generated by the company's generating facilities or required to satisfy energy sales made by the company; and
o    legal and administrative proceedings.


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